Exhibit 4.3

WARRANT AGREEMENT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS WILL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

COMMON STOCK WARRANT

VOLITIONRX LIMITED

WARRANT TO PURCHASE COMMON STOCK

Grant Date: March 20, 2013

THIS CERTIFIES THAT, for value received JASON TERRELL (the “Holder” or “Consultant”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from VOLITIONRX LIMITED, a Delaware corporation, or its successor entity (the “Corporation”) an amount of common stock equal to 200,000 shares subject to the terms and conditions of this Option Agreement.

1. Warrant Shares. The Corporation issues Holder a common stock warrant to purchase 200,000 common shares.

2. Warrant Exercise Price. At the option of the Holder the Exercise Price will be US$2.47 per share.

3. Vesting Schedule. The Warrant will vest in accordance with Sec 4.1 of the Consultancy Agreement as follows (each a “Vesting Milestone”):

•Twenty five thousand (25,000) Warrants to vest on March 20, 2013;

•Twenty five thousand (25,000) Warrants to vest on the date of Volition signing an agreement (with such party and on such terms as are agreed to by Volition in its absolute discretion) to commence a clinical trial of Volition’s proprietary screening kits and devices for the detection of certain diseases in the United States of America (a “US Clinical Trial Agreement”); and for a further twenty five thousand (25,000) Warrants to vest upon Volition signing a second US Clinical Trial Agreement;

•Fifty thousand (50,000) Warrants to vest on the date Volition receives approval from the United States’ Food and Drug Administration (“FDA Approval”) for the sale and distribution in the USA of its first proprietary screening kit or device for the detection of a certain disease(s); and for a further fifty thousand (50,000) Warrants to vest upon the receipt of FDA Approval for the sale and distribution in the USA of its second proprietary screening kit or device for the detection of a certain disease(s) that is different from the first proprietary screening kit; and

•Twenty five thousand (25,000) Warrants to vest on the date of Volition signing an agreement (with such party and on such terms as are agreed to by Volition in its absolute discretion) with a laboratory/group certified through the Clinical Laboratory Improvement Amendments (CLIA) for the use of Volition’s proprietary screening kits and devices for the detection of certain diseases in humans in the USA.

4. Payment of Warrant Price. Payment of the Exercise Price for Warrants that have vested upon the attainment of a certain Vesting Milestone(s) may be made, by the following:

(a)Surrender of the Form of Exercise attached hereto as Exhibit A (duly executed by the Holder), to the Corporation, and by making payment, by wire transfer of United States funds to the account of the Corporation (the wiring instructions of which are provided in the Form of Exercise or as otherwise amended by notice in writing to the Holder), in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the Form of Exercise by (b) the Exercise Price then in effect.

For purposes of Rule 144 and this section, it is intended, understood and acknowledged that the common stock issuable upon exercise of this Warrant shall be deemed to have been acquired at the time this Warrant was exercised and the common shares issued. Moreover, it is intended, understood and acknowledged that the holding period for the common stock issuable upon exercise of this Warrant shall be deemed to have commenced on the date this Warrant was exercised and the common shares issued.

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5. Terms and Exercise.

(a)The Warrant may be exercised by the Holder for all or part of the shares that have vested upon the attainment of a certain Vesting Milestone(s) pursuant to Paragraph 3, with an expiration date being 3 years from the date the shares vested pursuant to the Vesting Milestone.

(b)The Holder may exercise the Warrant, for those shares that have vested, by delivering to the Corporation, the Notice of Exercise Form attached hereto as Exhibit A, duly executed. If the Holder partially exercises the Warrant, it shall do so in respect of at least 10,000 shares of common stock or 25% of the Warrant, whichever is the lesser, unless the balance of the Warrant remaining after such partial exercise is less than 10,000 shares of common stock or 25% of the Warrant.

(c)As soon as practicable after the exercise of this Warrant by the Holder as provided in this paragraph, the Corporation will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the common stock. The Corporation covenants and agrees that all of the shares will be fully paid and non-assessable upon such issuance and delivery. The Corporation agrees at all times to reserve and hold available a number of shares of the authorized but unissued common stock of the Corporation which is equal to or greater than the number of shares of common stock issuable upon the exercise of the Warrant.

(d)The Holder, by accepting the Warrant, agrees that at the time of exercise, the Holder represents that the Holder is acquiring the common shares solely for the Holder's own account, for investment and not with a view to resale or distribute.

(e)The exercise of this Warrant is subject to the continued engagement of the Consultant by Volition. In the event that a Vesting Milestone(s) is achieved by the Company within 3 months of the termination of the Consultancy Agreement, the Consultant shall be entitled to exercise those shares that attached to the respective Vesting Milestone(s) for the period of three (3) years from the date of this Vesting Milestone(s).

(f)In the event that Volition or a subsidiary that owns (or has licenced) the nucleosomics patent technology is bought out by another company (the “Acquisition”) within three years from the Commencement Date, all of the outstanding Warrants will vest and the Consultant shall be entitled to exercise those shares until the closing date of the Acquisition.

(g)This Warrant is to be read in conjunction with the terms and conditions of the Consultancy Agreement with the Holder dated on or about the date of this Warrant.

6. The Corporation's Merger, Reorganization, Etc. If, during the exercise period, but before Holder has exercised all of the Warrant rights with regard to the total number of shares available for purchase by Holder, the shares of the Corporation's common stock are changed into or exchanged for a different number or different kind of shares or other securities, either the Corporation's or those of another company, this Agreement will remain in force. However, there will be substituted for each of the shares the number and kind of or other securities for which each share of the Corporation's common stock was exchanged or into which each share was changed. The shares or securities substituted for each share of the Corporation's common stock may be purchased by Holder under this Agreement for the price set for each of the shares in Paragraph 2.

7. Declaration of Stock Dividends. If the Corporation issues a common stock dividend on the Corporation's common stock, the number of shares that may be purchased by Holder thereafter will be adjusted as follows: to each of the unpurchased shares, there will be added the number of shares issued as a dividend on each share of outstanding common stock; each of the shares together with the additional shares applicable to that share will be bought as one unit for the price set out for each of the shares in Paragraph 2.

8. Other Changes in the Corporation's Stock. If there are any changes in the number or kind of shares outstanding that affect the Corporation's common stock or the stock or other securities into which the Corporation's common stock has been changed, other than those described herein, a majority of the Corporation's Board of Directors may make such changes in the shares available for purchase under this Agreement as the Board of Directors deems appropriate. Any adjustment in the shares available for purchase made in accordance with this Paragraph will be binding upon Holder.

9. The Corporation's Liquidation, Dissolution. If the Corporation liquidates or dissolves, the Corporation will give Holder at least 30 days notice prior to the liquidation or dissolution. Holder will have the right to exercise the Warrant in full, to the extent that applicable exercise events have occurred. To the extent that Holder’s Warrant rights have not been exercised on the effective date of the liquidation or dissolution, they will terminate.

10. Violation of Law. The Warrant issued by this Agreement may not be exercised if its exercise would violate any applicable state securities law, any registration under or any requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules of an exchange on which the shares may be traded, any other federal law, or any state securities laws.

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11. Unregistered Stock. If a registration statement for the shares is not in effect or if Holder's attorneys require a writing from Holder to avoid violation of the Securities Act of 1933, as amended, the Corporation may require a written commitment from the person exercising the Warrant before delivery of the certificate or certificates for the shares. The Commitment will be in a form prescribed by the Corporation. It will state that it is the intent of the person exercising the Warrant to acquire the shares for investment only and not with the intent of transferring or reselling them; that the person exercising the Warrant has been told that the shares may be "restricted shares" pursuant to Rule 144 of the Securities and Exchange Commission and that any resale, transfer, or other distribution of the shares may only be made in conformity with Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule, or regulation. The Corporation may place a legend on the face of the certificate or certificates in accordance with this Commitment and may refuse to permit transfer of the shares unless it receives satisfactory evidence that the transfer will not violate Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule, or regulation.

12. Modification. No modifications will be effective unless signed by all parties.

13. Transferability. The Holder may not pledge, hypothecate, sell, assign or otherwise transfer, or encumber the Warrant.

14. Notices. Any notice, offer, acceptance, demand, request, consent, or other communication required or permitted under the Warrant must be in writing and will be deemed to have been duly given or made either (a) when delivered personally to the party to whom it is directed (or any officer or agent of such party), (b) three (3) business days after being sent, if sent by a major overnight courier service such as Federal Express or DHL, (c) seven (7) business days after being sent, if sent by registered or certified mail, postage prepaid, or (d) one business day after being sent, if emailed to a corporate officer or Director of the Corporation, and properly addressed to the party to whom it is directed. A communication will be deemed to be properly addressed if sent to a party at the address provided below:

If to the Corporation: VolitionRX Limited

Attn: Cameron Reynolds - CEO

1 Scotts Road

#24-05 Shaw Centre

Singapore, 228208

Email: c.reynolds@volitionrx.com

If to the Holder:

15. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware.

16. Successors. All of the provisions of this Agreement will bind the Corporation, its successors and the Holder, unless inconsistent with the provisions of this Agreement

IN WITNESS OF THE PARTIES' AGREEMENT, VOLITIONRX LIMITED has caused this Agreement to be executed in its corporate name by its duly appointed and authorized officer, as of this 20th day of March, 2013.

VOLITIONRX LIMITEDJASON TERRELL

/s/ Cameron Reynolds                                      /s/ Jason Terrell

By: Cameron Reynolds

Title: President & CEOTitle: ___________

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Exhibit A –

FORM OF EXERCISE

VOLITIONRX LIMITED

Omitted pursuant to Regulation S-K, Item 601(a)(5).

FIRST AMENDMENT

TO

WARRANT AGREEMENT

This First Amendment (“Amendment”) is entered into and effective as of February 14, 2017 between JASON TERRELL (the “Holder”) and VOLITIONRX LIMITED (the “Corporation”) (collectively referred to as the “Parties” and individually as a “Party”), to that certain Common Stock Warrant Agreement dated March 20, 2013 between the Parties (the “Warrant Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to them in the Warrant Agreement.

RECITALS

A.The Parties would like to amend the fourth bullet point under Section 3 of the Warrant Agreement regarding a Vesting Milestone.

B.Accordingly, the Parties wish to amend the Warrant Agreement as set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the Parties agree as follows.

AGREEMENT

1.Amendment to Section 3 of the Warrant Agreement. Section 3 of the Warrant Agreement is hereby amended to read in its entirety as follows:

“3. Vesting Schedule. The Warrant will vest in accordance with Sec 4.1 of the Consultancy Agreement as follows (each a “Vesting Milestone”):

•Twenty five thousand (25,000) Warrants to vest on March 20, 2013;

•Twenty five thousand (25,000) Warrants to vest on the date of Volition signing an agreement (with such party and on such terms as are agreed to by Volition in its absolute discretion) to commence a clinical trial of Volition’s proprietary screening kits and devices for the detection of certain diseases in the United States of America (a “US Clinical Trial Agreement”); and for a further twenty five thousand (25,000) Warrants to vest upon Volition signing a second US Clinical Trial Agreement;

•Fifty thousand (50,000) Warrants to vest on the date Volition receives approval from the United States' Food and Drug Administration ("FDA Approval") for the sale and distribution in the USA of its first proprietary screening kit or device for the detection of a certain disease(s); and for a further fifty thousand (50,000) Warrants to vest upon the receipt of FDA Approval for the sale and distribution in the USA of its second proprietary screening kit or device for the detection of a certain disease(s) that is different from the first proprietary screening kit; and

•Twenty five thousand (25,000) Warrants to vest on the date of the Corporation establishing a Texas-based subsidiary under Belgian Volition SPRL (“Texas Subsidiary”) and this Texas Subsidiary submitting an application, satisfactory to the Corporation’s Board of Directors, for funding from the Cancer Prevention Research Institute of Texas or similar US government incentive program otherwise approved by the Board of Directors.”

2.Effect on Warrant Agreement. This Amendment shall be effective on the date hereof. Except as expressly amended hereby, the terms and conditions of the Warrant Agreement shall remain in full force and effect. Hereinafter, any reference to the Warrant Agreement shall mean the Warrant Agreement, as amended hereby.

3.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The signatures of the Parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature(s) is as effective as signing and delivering the counterpart in person.

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The undersigned have executed this Amendment with the intent of being bound as of the date first written above.

ACKNOWLEDGED & AGREED TO:

VOLITIONRX LIMITED

By:/s/ Cameron Reynolds

Name: Cameron Reynolds

Title: Chief Executive Officer

JASON TERRELL

By: /s/ Jason Terrell

Name: Jason Terrell

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SECOND AMENDMENT

TO

WARRANT AGREEMENT

This Second Amendment (“Amendment”) is entered into and effective as of July 01, 2019 between JASON TERRELL (the “Holder”) and VOLITIONRX LIMITED (the “Corporation”) (collectively referred to as the “Parties” and individually as a “Party”), to that certain Common Stock Warrant Agreement dated March 20, 2013 between the Parties, as amended on February 14, 2017 (the “Warrant Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to them in the Warrant Agreement.

RECITALS

A.The Parties would like to amend the third and fourth bullet points under Section 3 of the Warrant Agreement regarding the Vesting Milestones to reflect the third bullet point below.

B.Accordingly, the Parties wish to amend the Warrant Agreement as set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the Parties agree as follows.

AGREEMENT

1.Amendment to Section 3 of the Warrant Agreement. Section 3 of the Warrant Agreement is hereby amended to read in its entirety as follows:

“3. Vesting Schedule. The Warrant will vest in accordance with Sec 4.1 of the Consultancy Agreement as follows (each a “Vesting Milestone”):

•Twenty five thousand (25,000) Warrants to vest on March 20, 2013;

•Twenty five thousand (25,000) Warrants to vest on the date of Volition signing an agreement (with such party and on such terms as are agreed to by Volition in its absolute discretion) to commence a clinical trial of Volition’s proprietary screening kits and devices for the detection of certain diseases in the United States of America (a “US Clinical Trial Agreement”); and for a further twenty five thousand (25,000) Warrants to vest upon Volition signing a second US Clinical Trial Agreement; and

•One hundred twenty five thousand (125,000) Warrants to vest upon Volition signing a third US Clinical Trial Agreement.”

2.Effect on Warrant Agreement. This Amendment shall be effective on the date hereof. Except as expressly amended hereby, the terms and conditions of the Warrant Agreement shall remain in full force and effect. Hereinafter, any reference to the Warrant Agreement shall mean the Warrant Agreement, as amended hereby.

3.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The signatures of the Parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature(s) is as effective as signing and delivering the counterpart in person.

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The undersigned have executed this Amendment with the intent of being bound as of the date first written above.

ACKNOWLEDGED & AGREED TO:

VOLITIONRX LIMITED

By:/s/ Cameron Reynolds

Name: Cameron Reynolds

Title: Chief Executive Officer

JASON TERRELL

By: /s/ Jason Terrell

Name: Jason Terrell

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